                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Statement of Additional Information of The Core Fixed Income Portfolio included in this Post-Effective Amendment No. 18 to Registration Statement No. 33-26305 of The PNC Fund on Form N-1A of our report dated August 7, 1995 on the financial statements of The Core Fixed Income Portfolio appearing in the Annual Report of the BFM Institutional Trust Inc. for the year ended June 30, 1995 and to the incorporation by reference in the Statement of Additional Information of The Multi-Sector Mortgage Securities Portfolio III also included in the Registration Statement of our report dated August 7, 1995 on the financial statements of The Multi-Sector Mortgage Securities Portfolio III appearing in the Annual Report of The BFM Institutional Trust Inc., The Multi-Sector Mortgage Securities Portfolio III for the period ended June 30, 1995.




/s/Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

New York, New York
October 12, 1995